UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2006

ALCOA INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	1-3610	25-0317820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

390 Park Avenue, New York, New York	10022-4608
(Address of Principal Executive Offices)	(Zip Code)

Office of Investor Relations 212-836-2674

Office of the Secretary 412-553-4707

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amendment of Incentive Compensation Plan

On September 15, 2006, the Board of Directors of Alcoa Inc. (“Alcoa”), upon recommendation of the Compensation and Benefits Committee of the Board, amended the Incentive Compensation Plan (the “ICP”). The ICP provides annual cash incentive compensation to eligible employees, including executive officers. The amendment to the ICP included updating and clarifying changes, including the following substantive changes:

•	Added a provision to incorporate Alcoa’s policy to recover incentive compensation from eligible employees, including executive officers, if they engage in misconduct leading to a restatement of financial results. (Article VI, Section 1)

•	Reflected Alcoa’s current practice that incentive compensation awards will be paid if performance metrics for financial and non-financial performance established by the Committee (meaning the Incentive Compensation Committee and, with respect to awards for officers of Alcoa, the Compensation and Benefits Committee of the Board) are achieved, but the Committee has discretion to adjust awards for individual performance. (Article II, Section 1 and Article III, Section 1)

•	Clarified that awards will be paid at a time determined by the Compensation and Benefits Committee of the Board as soon as practicable following the award year but in no event later than March 15. (Article III, Section 2)

•	Added provisions for payment of a pro-rata portion of an award if an eligible employee retires, dies or terminates employment due to a disability during the award year. (Article VI, Section 2 and Article VI, Section 4)

•	Added a provision for payment of the target incentive compensation award for the award year in the event of a Change in Control (as defined in the 2004 Alcoa Stock Incentive Plan). (Article VI, Section 3)

The ICP as revised September 15, 2006 replaces and supersedes the ICP as revised January 1, 1993, except as to contingent credits (relating to deferrals) issued prior to or for the year 1990, which will continue to be subject to the ICP provisions in effect as of December 31, 2004.

A copy of the ICP, as revised September 15, 2006, is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Amendment of Fee Continuation Plan for Non-Employee Directors

On September 15, 2006, the Board of Directors of Alcoa approved a Second Amendment to the Fee Continuation Plan for Non-Employee Directors (the “Plan”). Alcoa does not provide retirement benefits to non-employee directors under any current program, except that the Plan still applies to non-employee directors who were serving as directors at December 31, 1995. The Plan provides for annual fee continuation payments payable in cash and stock to the eligible directors upon retirement from the Board or at age 65 (whichever is later). In 1995, the Board amended the Plan to freeze future annual payments to the eligible directors at a maximum of $30,000 and 2,000 shares of Alcoa common stock (or a lesser proportion based on Board service as of December 31, 1995). On September 15, 2006, the Board approved a Second Amendment to the Plan that:

•	Converts the Plan beginning in 2007 to an all cash plan, with equivalent value to the former cash and stock payment formula in effect before the Second Amendment (a change to which all eligible directors under the Plan have consented). (Section 5)

•	Provides that if the Board requests a director who is entitled to payments under the Plan to remain a member of the Board beyond the Normal Retirement Date (as defined), and the director agrees and continues to serve as a director, then a lump sum payment in cash will be made to the director upon retirement from the Board in an amount equal to the payments the director would have received under the Plan had the director retired at the Normal Retirement Date, plus interest at a market rate on the cash portion of the payment and cash equal to dividends that would have been paid on the stock portion of the payment under the former cash and stock formula. “Normal Retirement Date” means for directors who were requested to stand for re-election at a time when the Normal Retirement Date was 70, age 70; for directors who were requested to stand for re-election at a time when the Normal Retirement Date was 72, age 72; and if a director was asked to stand for re-election more than one time, the calculation will begin at the time of the first such request.

A copy of the Second Amendment to the Plan is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Form of Special Retention Stock Award Agreement under 2004 Alcoa Stock Incentive Plan

On September 15, 2006, the Compensation and Benefits Committee of the Board of Directors of Alcoa approved a form of special retention stock award agreement (consisting of a form of certificate and terms and conditions) that applies to special retention stock awards granted to Alcoa executive officers and other eligible participants under the 2004 Alcoa Stock Incentive Plan on or after July 14, 2006. Under the special retention stock award agreement, the terms and conditions are substantially identical to those for regular stock awards, including providing for three-year cliff vesting, except that the special retention stock award is forfeited (i) in whole if the recipient is eligible to retire and does retire during the three-year vesting period and (ii) in part on a pro-rata basis (based on the number of days actively employed during the vesting period) if the recipient’s employment with Alcoa is involuntarily terminated without cause during the three-year vesting period.

The form of special retention stock award agreement is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 8.01. Other Events.

On September 15, 2006, the Board of Directors of Alcoa, upon recommendation of the Governance and Nominating Committee of the Board, amended Alcoa’s Corporate Governance Guidelines to include a director resignation (majority withhold) policy and a description of the Lead Director’s role, as follows:

•	In any uncontested election of directors, any incumbent director nominee who receives more “withheld” votes for his or her election than “for” votes must tender his or her resignation to the Board within 30 days of the final vote tally. The Board in turn will decide whether to accept the resignation at its next regularly scheduled meeting, through a process managed by the Governance and Nominating Committee (excluding the nominee in question) and will promptly disclose the decision in a document filed with the Securities and Exchange Commission.

•	The Lead Director will (i) preside at all meetings of the Board at which the Chairman is not present including executive sessions of the independent directors; (ii) respond directly to shareholder and other stakeholder questions and comments that are directed to the Lead Director or to the independent directors as a group, with such consultation with the Chairman or other directors as the Lead Director may deem appropriate; (iii) review meeting agendas and schedules for the Board; (iv) ensure personal availability for consultation and communication with independent directors and with the Chairman, as appropriate; and (v) call special meetings of the independent directors in accordance with Alcoa’s by-laws, as the Lead Director may deem to be appropriate.

A copy of the Corporate Governance Guidelines as amended is attached hereto as Exhibit 99 and is incorporated herein by reference. The Corporate Governance Guidelines are also available on Alcoa’s website: http://www.alcoa.com under “About Alcoa – Corporate Governance.”

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following are filed as exhibits to this report:

10.1	Incentive Compensation Plan of Alcoa Inc., as revised September 15, 2006.

10.2	Second Amendment to the Fee Continuation Plan for Non-Employee Directors, effective September 15, 2006.

10.3	Form of Special Retention Stock Award Agreement, effective July 14, 2006.

99	Corporate Governance Guidelines, as amended September 15, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCOA INC.

By:	/s/ Lawrence R. Purtell
Lawrence R. Purtell
Executive Vice President and
General Counsel

Dated: September 20, 2006

EXHIBIT INDEX

Exhibit No.	Description
10.1	Incentive Compensation Plan of Alcoa Inc., as revised September 15, 2006.

10.2	Second Amendment to the Fee Continuation Plan for Non-Employee Directors, effective September 15, 2006.

10.3	Form of Special Retention Stock Award Agreement, effective July 14, 2006.

99	Corporate Governance Guidelines, as amended September 15, 2006.